Exhibit 21

Subsidiaries of the Registrant

The following table lists, as of December 31, 2015, the company and its significant subsidiaries and indicates the jurisdiction of organization of each subsidiary:

Where Incorporated
C. R. Bard, Inc. (Registrant)	New Jersey
Bard Access Systems, Inc.	Utah
Bard Acquisition Sub, Inc.	Delaware
Bard ASDI, Inc.	New Jersey
Bard Australia Pty. Limited	Australia
Bard Benelux N.V.	Belgium
Bard Brachytherapy, Inc.	Delaware
Bard Brasil Industria e Comercio de Produtos Para e Saude Ltda.	Brazil
Bard Brasil-Serviços em Equipamentos Médicos Ltda.	Brazil
Bard Canada Inc.	Canada
Bard Chile S.p.A.	Chile
Bard Colombia S.A.S.	Colombia
Bard Czech Republic s.r.o.	Czech Republic
Bard de España, S.A.	Spain
Bard Devices, Inc.	Delaware
Bard Dublin ITC Limited	Ireland
Bard EMEA Finance Center Sp. z.o.o.	Poland
Bard European Distribution Center N.V.	Belgium
Bard Finance B.V. & KG	Germany
Bard Finance S.a.r.l.	Luxembourg
Bard Financial Services Ltd.	England
Bard Finland OY	Finland
Bard France S.A.S.	France
Bard Healthcare Science (Shanghai) Limited	China
Bard Healthcare, Inc.	Texas
Bard Hellas S.A.	Greece
Bard Holding SAS	France
Bard Holdings GmbH & Co KG	Germany
Bard Holdings Limited	England
Bard Holdings Netherlands BV	The Netherlands
Bard Hong Kong Limited	Hong Kong
Bard India Healthcare Pvt. Ltd.	India
Bard International Holdings, BV	The Netherlands
Bard International, Inc.	Delaware
Bard Istanbul Sağlik Hizmetleri Limited Şirketi	Turkey
Bard Korea Limited	Korea
Bard Limited	England
Bard Medica S.A.	Switzerland
Bard Medical Devices (Beijing) Co., Ltd.	China
Bard Medical R&D (Shanghai) Co. Ltd.	China
Bard Medical S.A. (Proprietary) Limited	South Africa
Bard Mexico Realty, S. de R.L. de C.V.	Mexico
Bard MRL Acquisition Corp.	Delaware
Bard Netherlands CV	The Netherlands
Bard Norden AB	Sweden
Bard Norway AS	Norway
Bard Operations Center S.a.r.l.	Luxembourg
Bard Pacific Health Care Company Ltd.	Taiwan
Bard Peripheral Vascular, Inc.	Arizona
Bard Poland Sp. z.o.o.	Poland
Bard Reynosa S.A. de C.V.	Mexico
Bard S.r.l.	Italy
Bard Sendirian Berhad	Malaysia
Bard Shannon Limited	Ireland

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Exhibit 21

Subsidiaries of the Registrant (continued)

Where Incorporated
Bard Singapore Private Limited	Singapore
Bard Sourcing Office Singapore Pte. Ltd.	Singapore
Bard Sweden AB	Sweden
Bard UK Newco Ltd.	England
Bard Verwaltung GmbH (f/k/a Angiomed GmbH)	Germany
Bridger Biomed, Inc.	Montana
C. R. Bard (Portugal) Productos e Artigos Medicos e Farmaceuticos, Lda.	Portugal
C. R. Bard GmbH	Germany
C. R. Bard Netherlands Sales BV	The Netherlands
C. R. Bard, LLC	Delaware
Cardial S.A.S.	France
Clearstream Technologies Group Limited	Ireland
Clearstream Technologies Limited	Ireland
Davol Inc.	Delaware
Davol International Limited	England
Davol Surgical Innovations, S.A. de C.V.	Mexico
DVL Acquisition Sub, Inc.	Delaware
Dymax Corporation	Pennsylvania
Embo Medical Ltd.	Ireland
Flowcardia, Inc.	Delaware
Flowcardia, LLC	Delaware
Gamer Lasertechnik GmbH	Germany
Gesco International Inc.	Massachusetts
Gesco International LLC	Massachusetts
Kabushiki Kaisha Medicon (Medicon, Inc.)	Japan
Limited Liability Company Bard Rus	Russia
Loma Vista Medical, Inc.	Delaware
Loma Vista Medical, LLC	Delaware
Lutonix, Inc.	Delaware
Medafor, Inc.	Minnesota
MedChem Products, Inc.	Massachusetts
Medivance, Inc.	Delaware
Navarre Biomedical, LLC	Minnesota
Navarre Biomedical, Ltd.	Minnesota
Neomend, Inc.	Delaware
Now Medical Distribution, Inc.	Delaware
Now Medical Distribution, LLC	Delaware
Productos Bard de Mexico S.A. de C.V.	Mexico
Productos Para el Cuidado de la Salud, S.A. de C.V.	Mexico
ProSeed, Inc.	New Jersey
Roberts Laboratories, Inc.	Arizona
Rochester Medical Corporation	Minnesota
Rochester Medical Ltd.	England
SenoRx, Inc.	Delaware
SenoRx, LLC	Delaware
Specialized Health Products International, Inc.	Delaware
Specialized Health Products International, LLC	Delaware
Specialized Health Products, Inc.	Utah
Vas-Cath, Inc.	Canada
Vascular Pathways Europe Limited	England
Vascular Pathways, Inc.	Delaware
Venetec International, Inc.	Delaware
Venetec International, LLC	Delaware
Y-Med, Inc.	Delaware
Y-Med, LLC	Delaware

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